Exhibit 99.1

Orion Energy Systems Preliminarily Expects Q3’22 Revenue of Approximately $30.5M, Reduces FY

2022 Revenue Outlook to $130M and Holds Investor Call Today at 5:00pm ET

Manitowoc, WI – January 18, 2021 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, controls and IoT systems, including turnkey project implementation, program management and system maintenance, announced today that it preliminarily expects revenue of approximately $30.5M for its FY 2022 third quarter ended December 31, 2021. Due to customer delays on several larger LED lighting and controls projects, primarily caused by the response of customers to supply chain disruptions and COVID-19 related impacts to their businesses, Orion now anticipates FY 2022 revenue of approximately $130M, as compared to its prior expectation of at least $150M. Orion’s updated FY 2022 revenue outlook represents growth of approximately 11% over FY 2021 revenue of $116.8M. Orion will hold an investor call today at 5:00 p.m. ET to discuss its updated outlook:

Webcast/Call Detail
Date / Time:	Tuesday, January 18th at 5:00 p.m. ET (4:00 p.m. CT)

Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international

Webcast/Replay:	https://edge.media-server.com/mmc/p/5mdhkpwu

Audio Replay:	(855) 859-2056, ID#7427139 (available shortly after the call through 1/25/22)

Mike Altschaefl, Orion’s CEO and Board Chair, commented, “Specific project delays driving our revised FY 2022 revenue outlook include a major automotive customer that has postponed approximately $7M in expected FY 2022 project activity, principally due to the impact of component shortages in their operations; a major online retailer that has temporarily halted new facility construction projects due to shortages and delays in obtaining key construction materials and equipment, impacting roughly $5M in expected FY 2022 project activity; the delay of a government-related turnkey LED retrofit project of approximately $7M; and slower than expected activity with our two large national logistics customers. Importantly, Orion has not lost any of these customers or projects and ongoing customer dialogues suggest that the bulk of these projects will likely proceed as these customers overcome supply-chain and COVID-19 related challenges.

“Business with our largest customer, a major national retailer, remains strong, and we continue to identify new opportunities. In addition, based on progress we are making in our maintenance business with our major national retail customer and other customers, combined with the expanded scope and capabilities of the Stay-Lite Lighting business, we have formed a solid nationwide lighting and electrical maintenance service platform that should generate annual recurring revenue in excess of $20 million in FY 2023.

“Our Board and management team remain committed to and confident in achieving the Company’s long-term strategic plan which seeks to grow the business, via organic and inorganic initiatives, into a company with $500M in annual revenue over approximately five years. Orion’s strategic plan envisions organic growth averaging at least 10% per year, augmented by external growth, including strategic acquisitions, business partnerships and other initiatives.

“Orion remains well-funded to support our strategic growth plan with a quarter-end cash position of approximately $17M and availability of approximately $24M under our credit facility after funding the Stay-Lite acquisition.”

Orion will provide more perspective on its fiscal 2022 Q3 quarter and the Company’s fiscal 2022 outlook with the release of its final third quarter financial results and regular quarterly call, currently planned for February 9th.

Orion cautions investors that its business outlook is subject to a range of factors that are difficult to predict, including but not limited to supply chain disruptions, shipping and logistics issues, component availability, rising input costs, labor supply challenges, the COVID-19 pandemic, and other potential business and economic impacts.

About Orion Energy Systems

Orion provides innovative LED lighting systems and turnkey project implementation including installation and commissioning of fixtures, controls and IoT systems, as well as ongoing system maintenance and program management. We help our customers achieve energy savings with healthy, safe and sustainable solutions, enabling them to reduce their carbon footprint and digitize their business.

COVID-19 Impacts

The COVID-19 pandemic has disrupted business, trade, commerce, financial and credit markets, in the U.S. and globally. Orion’s business has been materially adversely impacted by measures taken by government entities and others to control the spread of the virus. As part of the Company’s response to the impacts of the COVID-19, management has taken a number of cost reduction and cash conservation measures. While restrictions have lessened in certain jurisdictions, stay-at-home, face mask, and lockdown orders remain in effect in others, with employees asked to work remotely if possible. Many customers and projects require Orion employees to travel to customers and project locations. Some customers and projects are in areas where travel restrictions have been imposed, certain customers have either closed or reduced on-site activities, and timelines for the completion of multiple projects have been delayed, suspended, or extended. As of the date of this release, it is not possible to predict the overall impact the COVID-19 pandemic will have on the Company’s business, liquidity, capital resources or financial results.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; (ii) the deterioration of market conditions, including our dependence on customers’ capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of factors such as the COVID-19 pandemic and the implementation of tariffs; (iii) our ability to adapt and respond to supply chain challenges, especially related to shipping and logistics issues, component availability, rising input costs, and a tight labor market; (iv) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (v)our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (vi) our recent and continued reliance on significant revenue to be generated in fiscal 2022 from the lighting and controls retrofit projects for two major global logistics companies; (vii) our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (viii) our ability to identify and successfully complete transactions with suitable acquisition candidates in the future as part of our growth strategy; (ix) the availability of additional debt financing and/or equity capital to pursue our evolving strategy and sustain our growth initiatives; (x) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (xi) our ability to sustain our profitability and positive cash flows; (xii) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xiii) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the light emitting diode (“LED”) market; (xix) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xx) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xxi) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xxii) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xxiii) our ability to maintain safe and secure information technology systems; (xxiv) our failure to comply with the covenants in our credit agreement; (xxv) our ability to balance customer demand and production capacity; (xxvi) our ability to maintain an effective system of internal control over financial reporting; (xxvii) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxviii) our ability to defend our patent portfolio and license technology from third parties; (xxix) a reduction in the price of electricity; (xxx) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxxi) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxxii) potential warranty claims in excess of our reserve estimates, and (xxxiii) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

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Investor Relations Contacts

Per Brodin, CFO	William Jones; David Collins

Orion Energy Systems, Inc.	Catalyst IR

pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

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